UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

12.500% Senior Secured Notes due 2022

On June 14, 2016 (the “Issue Date”), Gogo Intermediate Holdings LLC (the “Company”), a direct wholly owned subsidiary of Gogo Inc. (“Gogo”), and Gogo Finance Co. Inc., a newly formed direct wholly owned subsidiary of the Company and an indirect wholly owned subsidiary of Gogo (the “Co-Issuer” and, together with the Company, the “Issuers”), issued $525 million aggregate principal amount of their 12.500% senior secured notes due 2022 (the “notes”) under an Indenture, dated as of June 14, 2016 (the “Indenture”), among the Issuers, Gogo, as guarantor, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors” and, together with Gogo, the “Guarantors”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”).

Interest on the notes will accrue at the rate of 12.500% per annum and will be payable semi-annually in arrears on July 1 and January 1, commencing on January 1, 2017. The notes mature on July 1, 2022.

The Company used a portion of the net proceeds from the issuance of the notes to repay all indebtedness outstanding under the Amended and Restated Senior Term Facility (as defined below), which the Company prepaid at par plus 3.0% of the principal amount of the loans prepaid. The Company intends to use the remaining net proceeds for working capital and other general corporate purposes, including potential costs associated with the launch and commercial rollout of its next-generation technology solutions.

Ranking; Guarantee

The notes are the senior secured indebtedness of the Issuers and are:

•	effectively senior to all of the Issuers’ existing and future senior unsecured indebtedness and the Issuers’ indebtedness secured on a junior priority basis by the same collateral securing the notes, if any, in each case to the extent of the value of the collateral securing the notes;

•	effectively senior in right of payment to any and all of the Issuers’ future indebtedness that is subordinated in right of payment to the notes;

•	effectively equal in right of payment with the Issuers’ existing and future (i) unsecured indebtedness that is not subordinated in right of payment to the notes and (ii) indebtedness secured on a junior priority basis by the same collateral securing the notes, if any, in each case to the extent of any insufficiency in the collateral securing the notes;

•	structurally senior to all existing and future indebtedness of Gogo, including Gogo’s 3.75% convertible senior notes; and

•	structurally subordinated to all indebtedness and other liabilities of any non-guarantor subsidiary of Gogo (other than the Issuers).

The notes are guaranteed, on a senior secured basis, by Gogo and all of the Company’s existing and future domestic restricted subsidiaries (other than the Co-Issuer), subject to certain exceptions. The Issuers’ obligations under the notes are not guaranteed by Gogo International Holdings LLC, a subsidiary of the Company that holds no material assets other than equity interests of the Company’s foreign subsidiaries. Each guarantee is a senior secured obligation of such Guarantor and is:

•	effectively senior to all of such Guarantor’s existing and future senior unsecured indebtedness and such Guarantor’s indebtedness secured on a junior priority basis by the same collateral securing the guarantee, if any, of such Guarantor, in each case to the extent of the value of the collateral securing the guarantee;

•	effectively senior in right of payment to all of such Guarantor’s future indebtedness that is subordinated in right of payment to such Guarantor’s guarantee;

•	effectively equal in right of payment with all of such Guarantor’s existing and future (i) unsecured indebtedness that is not subordinated in right of payment to such Guarantor’s guarantee, and (ii) indebtedness secured on a junior priority basis by the same collateral securing such guarantee, if any, in each case to the extent of any insufficiency in the collateral securing such guarantee; and

•	structurally subordinated to all indebtedness and other liabilities of any non-Guarantor subsidiary of such Guarantor (excluding, in the case of Gogo, the Issuers).

Collateral

The notes and the related guarantees are secured by first-priority liens, subject to permitted liens, on substantially all of the Issuers’ and the Guarantors’ assets, except for certain excluded assets, including pledged equity interests of the Issuers and all of the Company’s existing and future domestic restricted subsidiaries guaranteeing the notes.

The security interests in certain collateral may be released without the consent of holders of the notes if such collateral is disposed of in a transaction that complies with the Indenture and the Notes Security Documents (as defined below), and if any grantor of such security interests is released from its obligations with respect to the notes in accordance with the applicable provisions of the Indenture and the Notes Security Documents.

In addition, under certain circumstances described in the Indenture and the Notes Security Documents, the Company and the Guarantors have the right to transfer certain intellectual property assets that on the Issue Date constitute collateral securing the notes or the guarantees to a restricted subsidiary organized under the laws of Switzerland, resulting in the release of such collateral.

Optional Redemption

On or after July 1, 2019, the Issuers may, at their option, in whole or in part, at any time or from time to time, redeem any of the notes. The notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to (but not including) the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the twelve-month period commencing on July 1 of the following years:

Year	Redemption Price
2019	106.250%
2020	103.125%
2021 and thereafter	100.000%

In addition, at any time prior to July 1, 2019, the Issuers may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price of 112.500% of their principal amount, plus accrued and unpaid interest, if any, to (but not including) the date of redemption; provided, however, that notes representing at least 65% of the principal amount of the notes remain outstanding immediately after each such redemption.

The Issuers may redeem the notes, in whole or in part, at any time prior to July 1, 2019, at a redemption price equal to 100% of the principal amount of the notes redeemed plus the make-whole premium set forth in the Indenture as of, and accrued and unpaid interest, if any, to (but not including) the applicable redemption date.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Issuers, the Subsidiary Guarantors and, in certain circumstances, Gogo, to: incur more indebtedness; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Issuers or make other intercompany transfers; create liens; transfer or sell assets; merge or consolidate; and enter into certain transactions with the Issuers’ affiliates. Most of these covenants will cease to apply for so long as the notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Change of Control

If Gogo or the Issuers undergo specific kinds of change of control prior to July 1, 2022, the Company is required to make an offer to repurchase for cash all of the notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the payment date.

Events of Default

The Indenture provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, and interest on all the then outstanding notes issued under the Indenture to be due and payable immediately.

Copies of the Indenture and the Form of Note are attached as Exhibits 4.1 and 4.2 hereto and incorporated herein by reference. The foregoing descriptions of the Indenture and the notes do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Notes Security Documents

On the Issue Date, the Issuers and the Guarantors entered into a Collateral Agreement (the “Collateral Agreement”), among the Issuers, the Guarantors and the Collateral Agent, whereby the Issuers and the Guarantors granted a security interest in substantially all of their assets to secure all obligations of the Issuers and the Guarantors under the notes, the Indenture and the guarantees, as applicable, and a Collateral Agency Agreement (the “Collateral Agency Agreement” and, together with the Collateral Agreement, the “Notes Security Documents”), among the Issuers, the Guarantors, the Collateral Agent and the Trustee. Copies of the Collateral Agreement and the Collateral Agency Agreement are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference. The foregoing descriptions of the Collateral Agreement and the Collateral Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

On the Issue Date, Gogo LLC, a subsidiary of the Company and a Subsidiary Guarantor, entered into a Patent Security Agreement in favor of the Collateral Agent, a Trademark Security Agreement in favor of the Collateral Agent and a Copyright Security Agreement in favor of the Collateral Agent. Copies of such Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement are attached as Exhibits 10.3, 10.4 and 10.5 hereto and incorporated herein by reference. The foregoing descriptions of such Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

On the Issue Date, Gogo Business Aviation LLC, a subsidiary of the Company and a Subsidiary Guarantor, entered into a Trademark Security Agreement in favor of the Collateral Agent. A copy of such

Trademark Security Agreement is attached as Exhibit 10.6 hereto and incorporated herein by reference. The foregoing description of such Trademark Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document.

Item 1.02. Termination of a Material Definitive Agreement.

All outstanding obligations under the the Amended and Restated Credit Agreement, amended and restated as of July 30, 2014 among Gogo Business Aviation LLC (f/k/a Aircell Business Aviation Services LLC), Gogo LLC and Gogo Intermediate Holdings LLC, as Borrowers, the lenders party thereto and Morgan Stanley Senior Funding, Inc. as Administrative Agent and as Collateral Agent (the “Amended and Restated Senior Term Facility”) were paid in full on June 14, 2016, and the Amended and Restated Senior Term Facility was terminated in accordance with its terms on such date (subject to the survival of provisions expressly stated therein to survive the termination thereof).

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2016, between Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of 12.500% Senior Secured Note due 2022 (included in Exhibit 4.1 hereto).

10.1	Collateral Agreement, dated as of June 14, 2016, among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors and U.S. Bank National Association, as collateral agent.

10.2	Collateral Agency Agreement, dated as of June 14, 2016, among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

10.3	Patent Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.4	Trademark Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.5	Copyright Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.6	Trademark Security Agreement, dated as of June 14, 2016, by Gogo Business Aviation LLC, in favor of U.S. Bank National Association, as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Norman Smagley
Norman Smagley
Executive Vice President and Chief Financial Officer

Date: June 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of June 14, 2016, between Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent.

4.2	Form of 12.500% Senior Secured Note due 2022 (included in Exhibit 4.1 hereto).

10.1	Collateral Agreement, dated as of June 14, 2016, among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors and U.S. Bank National Association, as collateral agent.

10.2	Collateral Agency Agreement, dated as of June 14, 2016, among Gogo Intermediate Holdings LLC, Gogo Finance Co. Inc., Gogo Inc., the Subsidiary Guarantors, and U.S. Bank National Association, as trustee and collateral agent.

10.3	Patent Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.4	Trademark Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.5	Copyright Security Agreement, dated as of June 14, 2016, by Gogo LLC, in favor of U.S. Bank National Association, as collateral agent.

10.6	Trademark Security Agreement, dated as of June 14, 2016, by Gogo Business Aviation LLC, in favor of U.S. Bank National Association, as collateral agent.